Exhibit 23.4

中国上海市黄浦区南京西路338号天安中心11楼 11/F, Tian An Centre, 338 West Nanjing Road, Huangpu District, Shanghai 200003, P.R.C. Tel:86-21-6301 8877 Fax: 86-21-6301 6887

January 15, 2021

ReneSola Ltd

3rd Floor, 850 Canal St

Stamford, CT 06902

U.S.A

Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the ReneSola Ltd’s registration statement on Form F-3 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings of “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Zhong Lun W&D Law Firm
Zhong Lun W&D Law Firm, Shanghai Branch

Zhonglun W&D Law Firm, Shanghai Branch

Room 1101, Tian'an Center, No.338 West Nanjing Road

Shanghai 200003, P.R. China

www.zhonglunwende.com